Exhibit 23.3
POWER OF ATTORNEY

The undersigned officers and directors of CTI Industries Corporation hereby constitute and appoint Howard W. Schwan and Stephen M. Merrick, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the indicated capacities as of August 21, 2007.

Signatures	Title	Date

/s/ Howard W. Schwan	President and Director	8/21/2007
Howard W. Schwan

/s/ John H. Schwan	Chairman and Director	8/21/2007
John H. Schwan

/s/ Stephen M. Merrick	Executive Vice President,Chief Financial	8/21/2007
Stephen M. Merrick	Officer, Secretary and Director

/s/ Stanley M. Brown	Director	8/21/2007
Stanley M. Brown

/s/ Bret Tayne	Director	8/21/2007
Bret Tayne

/s/ John I. Collins	Director	8/21/2007
John I. Collins

/s/ Michael Avromovich	Director	8/21/2007
Michael Avromovich